                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of InfoCure Corporation on Form S-3 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Registration Statement No. 333-71109 of InfoCure Corporation on Form S-3, effective April 21, 1999, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


                                       /s/ Deloitte & Touche LLP
                                       -------------------------
                                       Deloitte & Touche LLP


Dayton, Ohio
October 6, 1999